EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 4, 1997, (except for Note 11, as to which the date is October 1, 1997) for Allegiance Business Archives, Ltd. included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm included in this registration statement.




                                                  Stout, Causey & Horning, P.A.


Cockeysville, Maryland
January 5, 1998